Exhibit 10.29

Ward – Time-Vesting Options

ELOXX PHARMACEUTICALS, INC.

STOCK OPTION GRANT NOTICE

(INDUCEMENT GRANT OUTSIDE OF THE

AMENDED AND RESTATED

SEVION THERAPEUTICS, INC. 2008 INCENTIVE COMPENSATION PLAN)

As an inducement material to Participant’s entering into employment with Eloxx Pharmaceuticals, Inc.1 (the “Corporation”), the Corporation hereby grants to Optionee an option to purchase the number of shares of the Corporation’s Common Stock set forth below. This option is granted outside of the Corporation’s Amended and Restated 2008 Incentive Compensation Plan (the “Plan”), but is subject to all of the terms and conditions as set forth in this Grant Notice, in the Stock Option Agreement, the Plan (as if it had been granted under the Plan) and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement will have the same definitions as in the Plan or the Stock Option Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.

Optionee:	Robert Ward

Grant Date:	December 26, 2017

Vesting Commencement Date:	December 26, 2017

Number of Shares Subject to Option:	640,785

Exercise Price (Per Share):	$8.00

Total Exercise Price:	$5,126,064

Expiration Date:	December 25, 2027

Type of Grant:    ☒ Non-Statutory Option

Exercise Schedule:    Same as Vesting Schedule

Vesting Schedule:	This option shall vest with respect to one-third of the shares subject to this option on the first anniversary of the Vesting Commencement Date and in 12 equal quarterly installments on each quarterly anniversary of such date with such last installment vesting on the fourth anniversary of the Vesting Commencement Date, subject to Optionee’s continued Service through such date.

In addition, this option (or a portion thereof) may be eligible for accelerated vesting if and to the extent provided in the Optionee’s individual employment or service agreement with the Corporation, including Sections 5(b) and 8 thereof.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):

[1]	Formerly, Sevion Therapeutics, Inc.

☒    By cash, check, bank draft or money order payable to the Corporation

☐    Pursuant to a Regulation T Program if the shares are publicly traded

☐    By delivery of already-owned shares if the shares are publicly traded

☐    If and only to the extent this option is a Non-Statutory Option, and subject to the Corporation’s consent at the time of exercise, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee acknowledges and agrees that this Grant Notice and the Stock Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionee further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement, and the Plan set forth the entire understanding between Optionee and the Corporation regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Optionee, (ii) any compensation recovery policy that is adopted by the Corporation or is otherwise required by applicable law and (iii) any written employment agreement, severance agreement, offer letter or other written agreement entered into between the Corporation and Optionee specifying the terms that should govern this specific option. By accepting this option, Optionee consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

ELOXX PHARMACEUTICALS, INC.		OPTIONEE:

By:	/s/ Gregory Weaver		/s/ Robert E. Ward
	Signature		Signature
Title:	Chief Financial Officer	Date:	March 5, 2018
Date:	March 5, 2018

ATTACHMENTS: Stock Option Agreement, Sevion Therapeutics, Inc. Amended and Restated 2008 Incentive Compensation Plan and Notice of Exercise

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ELOXX PHARMACEUTICALS, INC.

STOCK OPTION AGREEMENT

RECITALS

A.    This option has been granted to Optionee outside of, but subject to the terms and conditions of the Plan as if it has been granted under the Plan. The option is granted in compliance with NASDAQ Listing Rule 5634(c)(4) as a material inducement to you entering into employment with the Corporation. For the avoidance of doubt, the shares of Common Stock underlying this option shall not reduce and shall have no impact on the number of shares available for grant under the Plan.

B.    The Board has adopted the Plan for the purpose of retaining the services of selected employees who provide services to the Corporation (or any Parent or Subsidiary).

C.    Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and the Committee has approved the grant of an option to Optionee pursuant to this Agreement.

D.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.    Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 of this Agreement or the provisions of the Plan.

3.    Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

4.    Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.    Termination of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)    Should Optionee cease to remain in Service with the Corporation (or any Parent or Subsidiary) for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)    Should Optionee die while this option is outstanding, then this option may be exercised by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)    Should Optionee cease to remain in Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)    During the limited period of post-employment exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee’s termination of Service, exercisable pursuant to the Exercise Schedule specified in the Grant Notice or the provisions of the Plan. This option shall not become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule specified in the Grant Notice or the provisions of the Plan, following Optionee’s termination of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(e)    Should Optionee’s Service with the Corporation (or any Parent or Subsidiary) be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.    Change in Control.

(a)    This option to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to this option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, this option shall not become exercisable on an accelerated basis if and to the extent this option is, in connection with the Change in Control, to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or such option is replaced with a cash retention program of the successor corporation that preserves the spread existing at the time of the Change in Control on the shares of Common Stock as to which the option is not otherwise exercisable and provides for the subsequent vesting and payment of that spread in accordance with the same Exercise Schedule applicable to those shares.

(b)    Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent this option is assumed by the successor corporation (or parent thereof) in connection with the Change in Control or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(c)    If this option is assumed in connection with a Change in Control or is otherwise continued in full force and effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption or continuation of this option and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

(d)    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.    Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding shares of Common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution or should there occur any merger, consolidation or other reorganization (other than a Change in Control), then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in such manner as the Committee deems appropriate.

8.    Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.    Manner of Exercising Option.

(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)    Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.

(ii)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)    cash or check made payable to the Corporation;

(B)    shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

(C)    through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale; and

(D)    If this option is a Non-Statutory Option, subject to the consent of the Corporation at the Exercise Date, by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. Optionee must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under the option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to Optionee as a result of such exercise, and (iii) are withheld to satisfy Optionee’s tax withholding obligations.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii)    Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)    Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b)    As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)    In no event may this option be exercised for any fractional shares.

10.    Compliance with Laws and Regulations.

(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)    The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11.    Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate.

12.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.    Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

15.    Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the Option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

16.    Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)    This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an employee by reason of Permanent Disability.

(b)    No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)    Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.

17.    Withholding Obligations.

(a)    At the time Optionee exercises this option, in whole or in part, and at any time thereafter as requested by the Corporation, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, and otherwise agrees to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Corporation), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation or an Affiliate, if any, which arise in connection with the exercise of the option.

(b)    If this option is a Non-Statutory Option, then upon Optionee’s request and subject to approval by the Corporation, and compliance with any applicable legal conditions or restrictions, the Corporation may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon the exercise of this option a number of whole shares of Common Stock having a Fair Market Value, determined by the Corporation as of the Exercise Date, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the option as a liability for financial accounting purposes).    Shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the Exercise date that are otherwise issuable upon such exercise. Any adverse consequences to Optionee arising in connection with such share withholding procedure shall be Optionee’s sole responsibility.

(c)    Optionee may not exercise this option unless the tax withholding obligations of the Corporation and/or any Affiliate are satisfied. Accordingly, Optionee may not be able to exercise this option when desired even though the option is vested, and the Corporation will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

18.    Tax Consequences. Optionee agrees that the Corporation does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Optionee’s tax liabilities. Optionee will not make any claim against the Corporation, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from this option or other compensation. In particular, Optionee acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Grant Date and there is no other impermissible deferral of compensation associated with the option.

19.    Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating Optionees benefits under any employee benefit plan sponsored by the Corporation or any Affiliate, except as such plan otherwise expressly provides. The Corporation expressly reserves its rights to amend, modify, or terminate any of the Corporation’s or any Affiliate’s employee benefit plans or programs.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Stock Option Agreement.

B.    Board shall mean the Corporation’s Board of Directors.

C.    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)    a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii)    a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii)    the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) fifty percent (50%) or more of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders; or

(iv)    a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Committee shall mean the committee of the Board acting in its capacity as administrator of the Plan.

F.    Common Stock shall mean shares of the Corporation’s common stock.

G.    Corporation shall mean Eloxx Pharmaceuticals, a Delaware corporation, the successor to Sevion Therapeutics, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Eloxx Pharmaceuticals, Inc. which shall by appropriate action adopt the Plan.

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H.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

I.    Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

J.    Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

K.    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M.    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

N.    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

O.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P.    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

Q.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.    Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

T.    Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U.    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the

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Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.    Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

X.    Plan shall mean the Corporation’s Amended and Restated 2008 Incentive Compensation Plan.

Y.    Plan Administrator shall mean either the Board or a committee of the Board or individual authorized to act as administrator of the Plan.

Z.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

AA.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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